CODE OF ETHICS
                             Effective July 26, 2002

                              For Access Persons of
                             Provident Trust Company


I.     DEFINITIONS

       A.     "Act" means the Investment Company Act of 1940, as amended.

       B. "Access person" means any director, officer or advisory person of the Adviser.

       C.     "Adviser" means Provident Trust Company.

       D. "Advisory person" means: (i) any employee of the Adviser (or of any company in a control relationship to the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security on behalf of the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

       E. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

       F. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. As a general matter, "beneficial ownership" will be attributed to an access person in all instances where the person
              (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership. Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

              (i)    securities held in the person's own name;

              (ii) securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;


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              (iii)  securities held by a bank or broker as a nominee or custodian on such persons' behalf or pledged as collateral for a loan;

              (iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

              (v) securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

              (vi) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

              (vii) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

              (viii) securities held by a trust if such person is a settler or grantor of the trust and reserves the right to revoke the trust without the consent of another person, unless the settler or grantor does not exercise or share investment control over the securities;

              (ix) securities held by a general partnership or limited partnership in which the person is a general partner; and

              (x) securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

       G.     A. "Control" shall have the same meaning as that set forth in
              Section 2(a)(9) of the Act. As a general matter, "control" means the power to exercise a controlling influence. The "power to exercise a controlling influence" is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of any entity shall be presumed to control such entity.

       H. "Designated Supervisor" means the individual with compliance responsibilities as designated as such by the Board of Directors of the Adviser. Currently, the Designated Supervisor is Max Grefig. The Designated Supervisor is authorized to delegate some or all of his responsibilities to an assistant from time to time as deemed necessary or advisable by such Designated Supervisor.


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       I.     "Fund" means the Provident Trust Strategy Fund, a series of the
              FMI Mutual Funds, Inc.

       J. "Investment personnel" means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities on behalf of the Fund; or (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

       K. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

       L. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include: common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; trust certificates, depository receipts (including ADRs) or other certificates of interest or participation in any securities; shares of closed-end investment companies, futures, commodities and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security. The term "security" also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded. It shall not include shares of registered open-end investment companies, direct obligations of the government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the Adviser.

II.    GENERAL FIDUCIARY PRINCIPLES

       In addition to the specific principles enunciated in this Code of Ethics, all access persons shall be governed by the following general fiduciary principles:

       A. The duty at all times to place the interests of shareholders above all others;

       B. The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

       C. The fundamental standard that no access person should take inappropriate advantage of their position.

III.   EXEMPTED TRANSACTIONS

       The provisions of Sections IV, V and VI of this Code of Ethics shall not apply to:

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       (i)    Purchases or sales effected in any account over which the access person has no direct or indirect influence or control (e.g., a blind trust);

       (ii) Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

       (iii) Purchases or sales which are non-volitional on the part of the access person;

       (iv) Purchases which are part of an automatic dividend reinvestment plan; and

       (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.    PROHIBITED ACTIVITIES

       A. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and (i) which he or she knows or should have known, during the fifteen-day period immediately before the access person's transaction, the Adviser purchased or sold on behalf of the Fund; or (ii) which to his or her actual knowledge, at the time of such purchase or sale, is being considered for purchase or sale or is being purchased or sold on behalf of the Fund. Exception: However, an access person may purchase or sell the same securities as the Fund; provided that the access person executes the purchase or sale of the security either (i) at the same time as the Fund purchases or sells the security, respectively, for the same or worse price as that received by the Fund, or (ii) after the Fund completes its purchase or sale, respectively.

       B. No person who meets the definition of investment personnel shall acquire any securities in an initial public offering or any interest in a private placement without prior approval from the Designated Supervisor. In determining whether approval should be granted, the Designated Supervisor should consider:

              (i) whether the investment opportunity should be reserved for the Fund; and

              (ii) whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser.

       C. The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel for at least five years after the end of the fiscal year in which the approval is granted. In the event approval is granted, the access person must disclose the investment when he or she plays a material role in the Adviser's subsequent consideration of an investment in the issuer. In such circumstances, the Adviser's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.



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       D.     No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

       E. No access person shall serve on the board of directors of a publicly traded company without prior authorization from the Designated Supervisor based upon a determination that the board service would not be inconsistent with the interests of the Adviser and its clients. In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions regarding that security through a "Chinese wall."

V.     PRECLEARANCE

       Except for (i) transactions set forth in Sections III and IX, and (ii) transactions by any director of the Advisor who is not also an officer, advisory person or investment personnel of the Advisor, advance clearance is required for all personal securities transactions. A form provided for advance clearance is attached hereto as Appendix 1. Clearance requests should be submitted in writing to the Designated Supervisor who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise. Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions of this Code.

VI.    REPORTING

       A. Except for the transactions set forth in Section III, all securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by the Designated Supervisor.

       B. Every access person shall report to the Designated Supervisor the information described in Section VI(C) of this Code of Ethics with respect to the transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Please see Appendix 2 for a form of the report which should be used. Every access person shall report to the Designated Supervisor the information described in Section VI(C) of this Code of Ethics even if such access person has no personal securities transactions to report for the reporting period. An access person may satisfy the reporting requirements of this Section by attaching to the report in the form of Appendix 2, a broker trade confirmation or account statement that contains all of the required information, or by arranging to have such confirmations and account statements sent directly to the Designated Supervisor.

       C. Every report required to be made by this Section of this Code of Ethics shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:



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              (i)    The date of the transaction, the title, the interest rate
                     and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

              (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (iii) The price of the security at which the transaction was effected; and

              (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

              The determination date for timely compliance with this Section is the date the report is received by the Designated Supervisor, which date must be recorded on the report.

       D. Any report filed pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

       E. In addition to the reporting requirements, every access person shall also disclose to the Designated Supervisor all personal securities holdings within ten (10) days of such person's commencement of employment. Such disclosures shall be made on the form attached hereto as Appendix 3.

       F. In addition to the above reporting requirements, every access person shall disclose to the Designated Supervisor all personal securities holdings in an annual report which reflects such person's securities holdings as of December 31st. Such annual report must be received by the Designated Supervisor no later than January 31st of each year. Such disclosures shall be made on the form attached hereto as Appendix 4.

       G. The Designated Supervisor shall review all reports required to be submitted pursuant to this Section VI to determine compliance with the personal trading restrictions in this Code of Ethics.

VII.   COMPLIANCE WITH THE CODE OF ETHICS

       A. The Designated Supervisor shall maintain a list of all access persons and shall notify all access persons of their reporting obligations under this Code of Ethics.

       B. All access persons shall make certain certifications upon becoming an access person, using the form attached hereto as Appendix 5.

       C. All access persons shall make certain certifications annually, using the form attached hereto as Appendix 6.

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       D.     The Designated Supervisor shall prepare a quarterly report to the
              Board of Directors of the Fund which shall:

              (i) Summarize existing procedures concerning personal investing;

              (ii) Identify any violations requiring remedial action during the past quarter; and

              (iii) Identify any recommended changes in existing restrictions or procedures based upon the Adviser's experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

       The quarterly reports shall be summarized in an annual report to the Board of Directors of the Fund, and shall include a certification from the Adviser stating that it has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

VIII.  TRADING POLICY AND PROCEDURES

       This Code of Ethics works in conjunction with the Adviser's Trading Policies and Procedures, contained in Exhibit A to the Adviser's Supervisory Procedures and Compliance Manual. Accordingly, access persons should familiarize themselves with the policies and procedures contained therein to ensure compliance with both sets of rules.

IX.    AGGREGATING TRADES

       Nothing in this Code of Ethics shall be deemed to prevent the Adviser from aggregating trades effected by the Adviser on behalf of access persons with trades effected by the Adviser on behalf of its advisory clients, including the Fund, so long as the terms and provisions of this Code of Ethics are complied with.

X.     SANCTIONS

       Upon discovering a violation of this Code of Ethics, the Designated Supervisor and the Board of Directors of the Adviser may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator. The Adviser's Board of Directors will be promptly informed of any serious violations of this Code of Ethics.



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

                                                                      Appendix 1

                             PROVIDENT TRUST COMPANY

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

     Personal Trading Request (to be completed prior to any personal trade)

1.   Name: _____________________________________________________________________

2.   Position: _________________________________________________________________

3.   Date of proposed transaction: _____________________________________________

4. Name of the issuer, dollar amount and number of securities proposed to be purchased or sold: ________________________________________________________

5.   Nature of the transaction (purchase or sale): _____________________________

6.   Broker, dealer, or bank through which the transaction is to be executed: __
     ___________________________________________________________________________

7. Are you or is a member of your immediate family an officer or director of the issuer of the securities or an affiliate of the issuer?
     ____ Yes  ____ No

     If yes, please describe: __________________________________________________

8. Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities: _________
     ___________________________________________________________________________

9.   Are you aware of any material non-public information (insider information)
     regarding the security or the issuer?    ____ Yes  ____ No

10.  Does this transaction involve a private placement or an initial public
     offering?     ____ Yes  ____ No

     Note: If you marked "Yes," you must obtain written approval from the Designated Supervisor before executing the transaction.

11. Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or acquired by clients of the Adviser, that may be relevant to a determination as to the existence of a potential
     conflict of interest?   ____ Yes  ____ No

12.  Do you want an executed copy of this request for your files? ___ Yes ___ No

To the best of my knowledge and belief, the answers provided above are true and correct.


Signature: ________________________________________

Date:      ________________________________________



--------------------------------------------------------------------------------


                 Approval or Denial of Personal Trading Request
                 [to be completed by the Designated Supervisor]

______ Approved. The proposed transaction appears to be consistent with the policies described in the Code of Ethics. Pre-clearance is granted from and including:

          _______________________ through _____________________

______ Denied. The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied. Pre-clearance is denied.


Signature:      __________________________________________

Printed Name:   __________________________________________

Title:          __________________________________________

Date:           __________________________________________


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                                                                      Appendix 2

                             PROVIDENT TRUST COMPANY

                          QUARTERLY PERSONAL SECURITIES
                               TRANSACTION REPORT

           THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF QUARTER END



Access Person Transaction Record for ___________________________________________
                                                      (Name)

         for calendar quarter ended ____________________________________________
                                                      (Date)


I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE ADVISER'S CODE OF ETHICS:


-------------------------------         ----------------------------------------
(Date)                                  (Access Person's Signature)


                              TRANSACTION REPORTING

Check if applicable: (a)  |_|   I had no reportable transactions during this
                                reporting period.
                     (b)  |_|   All transactions required to be reported have
                                been provided to the Designated Supervisor
                                through duplicate confirmations and statements
                                or are indicated below.
                     (c)  |_|   The reporting of any transaction below shall not
                                be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

                                  Transactions

              Issuer and       # of        Purchase/                  Broker
  Date      Security Name   Securities    Sale/Other      Price        Name
---------  ---------------  -----------  ------------  ----------  -------------


---------  ---------------  -----------  ------------  ----------  -------------


---------  ---------------  -----------  ------------  ----------  -------------


---------  ---------------  -----------  ------------  ----------  -------------


---------  ---------------  -----------  ------------  ----------  -------------


---------  ---------------  -----------  ------------  ----------  -------------


---------  ---------------  -----------  ------------  ----------  -------------
                     (attach additional sheets if necessary)

                                                                      Appendix 3

                             PROVIDENT TRUST COMPANY

                                     INITIAL
                       PERSONAL SECURITIES HOLDINGS REPORT

         In accordance with Section VI(E) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest.

(1)  Name of access person:                               ______________________

(2)  If different than (1), name of the person
     in whose name the account is held:                   ______________________

(3)  Relationship of (2) to (1):                          ______________________

(4)  Broker at which account is maintained:               ______________________

(5)  Account number:                                      ______________________

(6)  Contact person at broker and phone number:           ______________________

(7) For each account, attach the most recent account statement listing securities in that account. If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

        Name of Security         Quantity           Value            Custodian

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

3.   ___________________________________________________________________________

4.   ___________________________________________________________________________

5.   ___________________________________________________________________________

                     (Attach additional sheet if necessary)

       I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest.

                                               ---------------------------------
                                               Access Person Signature

Dated: ________________________                _________________________________
                                               Print Name
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                                                                      Appendix 4

                             PROVIDENT TRUST COMPANY

                                     ANNUAL
                       PERSONAL SECURITIES HOLDINGS REPORT

         In accordance with Section VI(F) of the Code of Ethics, please provide the following information:

(1) Provide the following information with respect to all securities in which you had a direct or indirect beneficial interest as of December 31st of the prior year:

        Name of Security         Quantity           Value            Custodian

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     (Attach additional sheet if necessary)

Alternatively, you may attach copies of account statements which provide the foregoing information.

(2) If your beneficial interest in any of the aforementioned securities is indirect, please provide the name of the direct owner and describe your relationship with such person: __________________________________________

(3) Provide the name of any broker, dealer or bank with whom an account is maintained in which any of the aforementioned securities are held for your direct or indirect benefit (including the name and telephone number of a contact person): ___________________________________________________

(4)    Provide account number(s): ______________________________________________

       I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest as of December 31st of the prior year.

                                               ---------------------------------
                                               Access Person Signature

Dated: ________________________                _________________________________
                                               Print Name

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                                                                      Appendix 5

                             PROVIDENT TRUST COMPANY

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


       I acknowledge that I have received the Code of Ethics effective as of July 26, 2002, and represent:

       1. In accordance with Section VI of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section III of the Code of Ethics.

       2. I will comply with the Code of Ethics in all other respects.


                                               ---------------------------------
                                               Access Person Signature

Dated: ________________________                _________________________________
                                               Print Name


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                                                                      Appendix 6

                             PROVIDENT TRUST COMPANY

           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS



         I certify that during the past year:

       1. In accordance with Section VI of the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section III.

       2. I have complied with the Code of Ethics in all other respects.

       3. I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.


                                               ---------------------------------
                                               Access Person Signature

Dated: ________________________                _________________________________
                                               Print Name